UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 28, 2022

Date of Report (date of earliest event reported)

Momentus Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(650) 564-7820

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Capital Market LLC
Warrants	MNTSW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2022, Momentus Inc., a Delaware corporation (“Momentus” or the “Company”), entered into an at-the-market equity offering Sales Agreement (the “ATM Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel” or the “Sales Agent”), pursuant to which the Company may offer and sell from time to time through the Sales Agent up to $50 million of shares of its Class A Common Stock, par value $0.00001 per share (the “Class A Stock”), in such share amounts as the Company may specify by notice to the Sales Agent, in accordance with the terms and conditions set forth in the ATM Sales Agreement.

Upon delivery of a placement notice to the Sales Agent and subject to the terms and conditions of the ATM Sales Agreement, sales of the Class A Stock, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made through The Nasdaq Capital Market or on any other existing trading market for the Class A Stock. Under the ATM Sales Agreement, the Company will set the parameters for the sale of the shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. The Company is not obligated to sell any shares under the ATM Sales Agreement.

The shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-267230), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2022. The Company filed a prospectus supplement, dated September 28, 2022, with the SEC in connection with the offer and sale of the shares.

The ATM Sales Agreement contains customary representations, warranties and agreements by the Company, and indemnification rights and obligations of the parties. The ATM Sales Agreement provides that the Sales Agent will be entitled to compensation for its services of up to 3.0% of the gross sales price per share of the shares sold through the Sales Agent. The Company has agreed to indemnify the Sales Agent against certain specified types of liabilities, including liabilities under the Securities Act, to contribute to payments the Sales Agent may be required to make in respect of these liabilities, and to reimburse the Sales Agent for certain expenses. The offering pursuant to the ATM Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all of the Class A Stock subject to the ATM Sales Agreement, or (ii) termination of the ATM Sales Agreement by the Company or the Sales Agent.

The above summary of the ATM Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the ATM Sales Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Bradley Arant Boult Cummings LLP relating to the shares of Class A Stock being offered pursuant to the ATM Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Class A Stock discussed herein, nor shall there be any offer, solicitation, or sale of Class A Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01	Regulation FD Disclosure.

On September 28, 2022, Momentus issued a press release announcing ATM Sales Agreement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Sales Agreement, dated September 28, 2022, by and between Momentus Inc. and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Bradley Arant Boult Cummings LLP.

23.1	Consent of Bradley Arant Boult Cummings LLP (included with the opinion filed as Exhibit 5.1).

99.1	Press Release, dated September 28, 2022, issued by Momentus Inc.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Jikun Kim

		Name:	Jikun Kim

Dated:	September 28, 2022	Title:	Chief Financial Officer